Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-278205, 333-278205-01 and 333-278205-02 on Form F-3 of GSK plc, GlaxoSmithKline Capital Inc. and GlaxoSmithKline Capital plc and Registration Statement Nos. 333-88966, 333-100388, 333-162702, and 333-235651 on Form S-8 of GSK plc, of our reports dated 6 March 2026, relating to the financial statements of GSK plc and the effectiveness of GSK plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2025.

London, United Kingdom
6 March 2026